Exhibit 99.1

Press Release

CONTACT:        Tricia Haugeto
Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA INITIATES PHASE 1 CLINICAL TRIAL OF ITS
MEK INHIBITOR FOR INFLAMMATORY DISEASE

Boulder, Colo., (April 26, 2006) - Array BioPharma Inc. (NASDAQ: ARRY) announced the initiation of a Phase 1 clinical trial in the United States for its proprietary small molecule, ARRY-438162, a novel MEK inhibitor for the treatment of inflammatory disease.  ARRY-438162 will be evaluated in dose escalation studies in normal, healthy volunteers. Array scientists demonstrated ARRY-438162 to be potent, selective, well-tolerated and efficacious in preclinical models of human inflammatory diseases.

“Advancing ARRY-438162, the first MEK inhibitor specifically developed for the treatment of inflammatory disease, into clinical trials is a significant achievement for Array and further demonstrates our ability to invent novel therapies,” said Kevin Koch, Ph.D., President and Chief Scientific Officer. “Our goal is to continue building an impressive clinical pipeline of novel small molecule drugs, driving Array’s future growth.”

About MEK:

MEK is a protein kinase that regulates both the biosynthesis of and response to a number of growth factors that drive uncontrolled inflammation associated with many human diseases. Our scientists have discovered multiple series of MEK inhibitors that selectively interfere with these critical disease processes. Our first MEK inhibitor, ARRY-142886, was licensed to AstraZeneca AB for cancer and is currently in clinical development.  Array’s new proprietary molecule, ARRY-438162, is a potent and selective inhibitor in enzyme and cellular systems, and is well-tolerated and efficacious in various preclinical models of human diseases driven by inflammatory growth factors like TNFα, IL-1 and IL-6.  These results, together with our extensive experience with the safety profile of MEK inhibitors, lead us to believe that MEK inhibition will be useful in treating acute and chronic inflammatory diseases, including rheumatoid arthritis, chronic obstructive pulmonary disease (COPD), inflammatory bowel disease (IBD).

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About Array BioPharma

Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs.  Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas.  For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2005, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of April 26, 2006. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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